Exhibit 99.02

BEFORE THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)	CAUSE NO. PUD 200800398
FOR AN ORDER OF THE COMMISSION	)
AUTHORIZING APPLICANT TO MODIFY ITS	)
RATES, CHARGES, AND TARIFFS FOR RETAIL	)
ELECTRIC SERVICE IN OKLAHOMA.	)

JOINT STIPULATION AND

SETTLEMENT AGREEMENT

          COME NOW the undersigned parties to the above entitled cause and pursuant to 17 O.S. §282 present the following Joint Stipulation and Settlement Agreement (“Joint Stipulation”) for the Oklahoma Corporation Commission’s (“Commission”) review and approval as their compromise and settlement of all issues in this proceeding between the parties to this Joint Stipulation (“Stipulating Parties”). The Stipulating Parties represent to the Commission that this Joint Stipulation represents a fair, just and reasonable settlement of these issues, that they believe the terms and conditions of the Joint Stipulation are in the public interest, and the Stipulating Parties urge the Commission to issue an order in this cause adopting and approving this Joint Stipulation.

Terms of the Joint Stipulation and Settlement Agreement

         This Joint Stipulation represents a comprehensive total settlement to become effective (“Effective Date”) with the issuance of a Commission order approving this Joint Stipulation and the approval by the Director of the Public Utility Division of the Commission of the terms and conditions of the tariffs necessary to implement the agreements in this Joint Stipulation. The

Stipulating Parties represent and agree that Oklahoma Gas and Electric Company (“OG&E” or “Company”) will file a rate case on or before June 30, 2011, based upon a 2010 test year.

REVENUE REQUIREMENT AND EXPENSES

1.

Revenue Requirement. The Stipulating Parties represent and agree that OG&E shall file tariffs designed to produce Oklahoma jurisdictional operating revenues of $1,786,484,331 based upon the test year billing units reflected in Section M of the Company’s Application Package filed in this proceeding on February 27, 2009, as adjusted for weather using the weather normalization method proposed by OG&E. The Company shall provide the tariffs with its testimony in support of this Joint Stipulation. The Company shall recover its Oklahoma jurisdictional operating revenue through tariffs reflecting an annual increase in revenues in the amount of $48.3 million.

2.

Fuel Clause. The Stipulating Parties represent and agree that OG&E shall file a modification to the fuel adjustment factors designed to reduce fuel costs to Oklahoma jurisdictional customers by $137.9 million over the 12 months subsequent to the Effective Date.

3.

Price Response Credit Payments. The Stipulating Parties represent and agree that actual interruptible credit payments made pursuant to OG&E’s Load Reduction Program for large customers and for similar programs offered to customers (e.g., Day Ahead Pricing “DAP”) shall be allocated to the various customer classes using a production allocator and recovered through the fuel cost adjustment tariff.

4.

Uncollectible Account Expense. The Stipulating Parties represent and agree that the actual cost of the fuel and energy portion of any customer account charged off as uncollectible on or after the Effective Date shall be allocated to the service level of the customer causing the charge off and recovered through the fuel cost adjustment tariff.

5.	Treatment of Certain Tariffs and AFUDC. The Stipulating Parties represent and agree that:

a.         any provision of a tariff currently in effect which is not specifically eliminated or modified pursuant to this Joint Stipulation and which includes an expiration date subsequent to August 1, 2009 shall be extended to the expiration date currently identified in the tariff or the effective date of rates from OG&E’s next rate case, whichever is later in time;

b.         Commission Order No. 558445 in Cause Nos. PUD 200800215 and PUD 200700447 provides a recovery mechanism to effect OG&E’s recovery of its actual storm expenses for the four year period 2006 through 2009. That period will be extended to include 2010 and 2011;

c.         the identified rate of return for any provision of a tariff currently in effect and not specifically eliminated or modified pursuant to this Joint Stipulation shall continue in effect until the expiration date currently identified in the tariff or the effective date of rates in OG&E’s next rate case, whichever is later in time;

d.        beginning with the implementation of new rates established in this Cause, the return on common equity rate used in the formula to calculate Allowance for

Funds During Construction (“AFUDC”) shall be based on the rate granted by Commission Order No. 516261 in Cause No. PUD 200500151;

e.         the revenue requirement reflects the recovery of costs for: (i) the Redbud generating facility (Order No. 559892 in Cause No. PUD 200800086); (ii) the Centennial wind farm (Order No. 524078 in Cause Nos. PUD 200500059 and 200500177); (iii) Phase I and Phase II security costs (Order No. 499043 in Cause No. PUD 200200168 and Order No. 540971 in Cause No. PUD 200600402); and (iv) test year Cogeneration Credit Rider (“CCR”) amounts; and

f.         the Redbud and Centennial riders will terminate on the Effective Date and the CCR will be extended, as proposed by the Company.

6.	Regulatory Assets and Liabilities. The Stipulating Parties represent and agree that:

a.         the regulatory asset balance for pension expense authorized by Commission Order No. 516261 in Cause No. PUD 200500151 and accumulated as of the Effective Date shall be amortized over four years in equal annual amounts. Changes in pension expense from the amount recommended by Commission Staff witness Trent Alan Campbell in his June 22, 2009 testimony and occurring after the Effective Date shall be recorded by the Company as a regulatory asset or regulatory liability;

b.         OG&E’s rate case expenses incurred in connection with this Cause are included in the jurisdictional operating revenues enumerated in Paragraph 1 and shall be recovered as a regulatory asset to be amortized to expense over 24 months beginning upon implementation of the new rates established in this Cause;

c.         the jurisdictional operating revenues enumerated in Paragraph 1 includes recovery of the fees for consulting services incurred by consultants for both the Commission Staff and the Attorney General and recorded as a regulatory asset by OG&E as directed by Commission Order No. 558445 in Cause Nos. PUD 200800215 and PUD 200700447 and shall be amortized to expense over a 24-month period beginning upon implementation of the new rates established in this Cause; and

d.        the jurisdictional operating revenues enumerated in Paragraph 1 includes recovery of the Red Rock Cancellation Regulatory Asset established by Commission Order No. 558445 in Cause Nos. PUD 200800215 and PUD 200700447 amortized to expense over a 27-year period.

7.

Norman SmartPower Program. The Stipulating Parties represent and agree that the Company shall implement its SmartPower Program (“Program”) within the city limits of Norman, Oklahoma, as proposed in OG&E’s February 27, 2009, application and will be granted a waiver of OAC 165:35-21-21(3), consistent with the requirements stated in Order No. 568005 in Cause No. PUD 200800375. Program costs will be capped at $20 million, including both capital costs and O&M expenditures. These costs will be recovered through a tariff, which will become effective when the Program is implemented and after the plant is in service with the rate of return granted by Commission Order No. 516261 in Cause No. PUD 200500151. The Company will true-up the actual costs every six months with the initial true-up in December 2010. The Company will also report to the Commission Staff annually on the progress of the Program.

8.

Power Factor (“PF”) Requirement. The Stipulating Parties represent and agree that, effective one year after new rates are implemented pursuant to this Joint Stipulation, OG&E customers on demand rates will be required to maintain an average monthly PF of at least 85% or their billing demand will be increased to equate to a power factor of 85%. The Stipulating Parties further agree to review OG&E’s power factor requirements and consider the implementation of a ninety percent (90%) power factor requirement in OG&E’s next rate case.

COST OF SERVICE AND ALLOCATIONS

9.

Customer Class Cost of Service and Allocation Methodologies. The Stipulating Parties represent and agree that, except as specified herein, the cost of service methodology proposed by OG&E (including the normalized 1-CP average and excess production allocator referenced in Order No. 559892 in Cause No. PUD 200800086) shall be adopted. In addition, the Stipulating Parties specifically agree that:

a.         in OG&E’s next rate case, the Stipulating Parties will evaluate and seriously consider the implementation of a 4-CP allocation methodology for OG&E’s Transmission Plant. This allocation methodology will be considered as part of OG&E’s continuing efforts to allocate costs on a cost causation basis and to provide customers with more appropriate electric price signals;

b.         OG&E’s costs of the SmartPower Program shall be allocated to OG&E’s customer classes using OG&E’s distribution plant allocator and recovered through a rider;

c.         the Centennial wind facility will be placed into OG&E’s rate base and the costs allocated to OG&E’s customer classes using OG&E’s production allocator, which is the same allocator used for OG&E’s other production assets, a 1-CP average and excess allocator; and

d.        the costs associated with OG&E’s Production O&M accounts will be allocated to OG&E’s customer classes using OG&E’s production allocator.

RATE DESIGN

10.

Terms and Conditions of Service. The Stipulating Parties represent and agree that the recommendations identified in the section entitled “Changes To Terms And Conditions Of Service” described by OG&E witness Bryan Scott in his testimony filed February 27, 2009, should be adopted. In addition, the return check charge utilized by OG&E shall be $10.00.

11.

Residential Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to implement a Variable Peak Pricing tariff, increase the LIHEAP discount, add a senior citizen’s discount, modify the time of use (“TOU”) best bill provision, and make various modifications to the seasonal block prices should be adopted.

In addition, the Stipulating Parties represent and agree that the Company’s proposals to increase the residential customer charge to $13.00 per month, eliminate the residential TOU monthly meter charge, modify the TOU embedded fuel expense, and reduce the summer TOU peak period by one hour each weekday (2:00 PM - 7:00 PM, Monday-Friday) should be adopted.

12.

General Service Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to increase the customer charge, implement a Variable Peak Pricing tariff, eliminate the TOU meter charge, adjust the TOU peak period, adjust the TOU embedded fuel expense, modify the TOU best bill provision, and modify the block pricing should be adopted.

13.

Oil and Gas Producers Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to increase the customer charge, eliminate the TOU meter charge, adjust the TOU peak period, adjust the TOU embedded fuel expense, modify the TOU best bill provision, eliminate the PL-OGP tariff, and modify the block pricing should be adopted.

14.

Public Schools Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to eliminate the TOU meter charge, adjust the TOU peak period, adjust the TOU embedded fuel expense, modify the TOU best bill provision, eliminate the Chain Account Aggregation Rider (“CAAR”) and modify the block pricing should be adopted.

15.

Municipal Pumping Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to increase the customer charge, eliminate the TOU meter charge, adjust the TOU peak period, adjust the TOU embedded fuel expense, modify the TOU best bill provision, and modify the block pricing should be adopted.

16.

Large Power & Light Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to withdraw the LPL Levelized tariff, eliminate the TOU peak period demand charge, modify the TOU embedded fuel charges for off-peak and peak energy prices, extension and integration of the existing interruptible and curtailable service tariffs into a single Load Reduction rider and minor changes to the DAP tariff should be adopted. Notwithstanding the above: (i) the interruptible rider shall continue in full force and effect for customers utilizing such tariff as of the Effective Date; (ii) tail block rates shall be retained for LPL TOU customers (Service Levels 1 and 2) for winter and summer off-peak hours; and (iii) the LPL TOU tariff shall be modified with the intent that embedded fuel charges for an LPL TOU customer for off-peak and on-peak energy prices should average 2.9 cents per kwh based on the customer’s test year usage.

17.

Power & Light Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to withdraw the PL Levelized tariff, eliminate the CAAR rider, eliminate the declining block structure for energy and increase demand charges should be adopted.

18.

Power & Light Time of Use Rate Design. The Stipulating Parties represent and agree that the Company’s proposals to change the PL-TOU structure from a demand-based TOU rate to an energy-based TOU rate, modify the TOU embedded fuel costs for off-peak and peak energy, eliminate the CAAR rider, and eliminate the TOU meter charge should be adopted.

General Reservations

The Stipulating Parties represent and agree that, except as specifically provided:

A.	Negotiated Settlement

This Joint Stipulation represents a negotiated settlement for the purpose of compromising and resolving the issues presented in this cause.

B.	Authority to Execute

Each of the undersigned affirmatively represents to the Commission that he or she has fully advised his or her respective client(s) that the execution of this Joint Stipulation constitutes a resolution of issues which were raised in this proceeding; that no promise, inducement or agreement not herein expressed has been made to any Stipulating Party; that this Joint Stipulation constitutes the entire agreement between and among the Stipulating Parties; and each of the undersigned affirmatively represents that he or she has full authority to execute this Joint Stipulation on behalf of his or her client(s).

C.	Balance/Compromise of Positions

The Stipulating Parties stipulate and agree that the agreements contained in this Joint Stipulation have resulted from negotiations among the Stipulating Parties. The Stipulating Parties hereto specifically state and recognize that this Joint Stipulation represents a balancing of positions of each of the Stipulating Parties in consideration for the agreements and commitments made by the other Stipulating Parties in connection therewith. Therefore, in the event that the Commission does not approve and adopt all of the terms of this Joint Stipulation, this Joint Stipulation shall be void and of no force and effect, and no Stipulating Party shall be bound by the agreements or provisions contained herein. The Stipulating Parties agree that neither this Joint Stipulation nor any of the provisions hereof shall become effective unless and until the Commission shall have entered an Order approving all of the terms and provisions as agreed to by the parties to this Joint Stipulation.

D.	Admissions and Waivers

The Stipulating Parties agree and represent that the provisions of this Joint Stipulation are intended to relate only to the specific matters referred to herein, and by agreeing to this settlement, no Stipulating Party waives any claim or right which it may otherwise have with respect to any matters not expressly provided for herein. In addition, except as specifically set forth in this Joint Stipulation, none of the signatories hereto shall be deemed to have approved or acquiesced in any ratemaking principle, valuation method, cost of service determination, depreciation principle or cost allocation method underlying or allegedly underlying any of the information submitted by the parties to this cause and except as specifically provided in this Joint Stipulation, nothing contained herein shall constitute an admission by any Stipulating Party that any allegation or contention in this proceeding is true or valid or shall constitute a determination by the Commission as to the merits of any allegations or contentions made in this proceeding.

E.	No Precedential Value

The Stipulating Parties agree that the provisions of this Joint Stipulation are the result of negotiations based upon the unique circumstances currently represented by the Applicant and that the processing of this cause sets no precedent for any future causes that the Applicant or others may file with this Commission. The Stipulating Parties further agree and represent that neither this Joint Stipulation nor any Commission order approving the same shall constitute or be cited as precedent or deemed an admission by any Stipulating Party in any other proceeding except as necessary to enforce its terms before the Commission or any court of competent jurisdiction. The Commission’s decision, if it enters an order approving this Joint Stipulation, will be binding as to the matters decided regarding the issues described in this Joint Stipulation, but the decision will not be binding with respect to similar issues that might arise in other proceedings. A Stipulating Party’s support of this Joint Stipulation may differ from its position or testimony in other causes. To the extent there is a difference, the Stipulating Parties are not waiving their positions in other causes. Because this is a stipulated agreement, the Stipulating Parties are under no obligation to take the same position as set out in this Joint Stipulation in other dockets.

F.	Discovery

As between and among the Stipulating Parties, any pending requests for information or discovery and any motions that may be pending before the Commission are hereby withdrawn.

OKLAHOMA GAS AND ELECTRIC COMPANY

Dated:	July 2, 2009	By:	/s/ William J. Bullard
William J. Bullard

PUBLIC UTILITY DIVISION

OKLAHOMA CORPORATION COMMISSION

Dated:	July 2, 2009	By:	/s/ Andrew Tevington
Andrew Tevington
Deputy Director

OKLAHOMA OFFICE OF THE ATTORNEY GENERAL

Dated:	July 2, 2009	By:	/s/ William L. Humes
William L. Humes

OKLAHOMA INDUSTRIAL ENERGY CONSUMERS

Dated:	July 2, 2009	By:	/s/ Thomas P. Schroedter
Thomas P. Schroedter

OG&E SHAREHOLDERS ASSOCIATION

Dated:	July 2, 2009	By:	/s/ Jack G. Clark, Jr.
Jack G. Clark, Jr.

WAL-MART STORES EAST, LP and SAM’S EAST, INC.

Dated:	July 2, 2009	By:	/s/ Rick D. Chamberlain
Rick D. Chamberlain